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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 1996 (November 1, 1996)



                             COMPTRONIX CORPORATION
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             (Exact name of registrant as specified in its charter)



    Delaware                 0-17743                           63-0860282
----------------       ------------------------           -------------------
(State or other        (Commission File Number)             (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)




  Three Maryland Farms, Suite 140, Nashville, Tennessee            37027
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       (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:  (615) 377-3330



                                 Not Applicable
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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
--------------------------------------------------------------------------------

     On November 1, 1996, Comptronix Corporation (the "Company") consummated the previously reported sale of substantially all of its assets to Sanmina Corporation ("Sanmina"), pursuant to an Asset Purchase Agreement. The proceeds from the sale and cash on hand totaled $19.4 million. Approximately $14.3 million of such amounts was used to repay the secured creditors of the Company, and the balance (after payment of expenses) will be used to pay the claims of unsecured creditors, including holders of the Company's convertible subordinated debentures, at the rate of approximately ten cents to twelve cents on the dollar, upon consummation of a plan in the Company's bankruptcy case.

     The consideration for the sale of assets was determined through arm's-length negotiations between the parties, and the sale was approved by the U.S. Bankruptcy Court.

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
Item 7.  Exhibits.
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
(a)    Exhibits
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       99 Press Release


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COMPTRONIX CORPORATION



Date: November 12, 1996                   By: /s/ E. Townes Duncan
                                             --------------------------------
                                             E. Townes Duncan
                                             Chairman of the Board


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                                 EXHIBIT INDEX



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
    No.              Exhibit
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
   99                Press Release
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